                                                                      EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration Statements of AOL Time Warner Inc. ("AOL Time Warner") of our report dated January 29, 2003, with respect to the consolidated financial statements, schedule and supplementary information of AOL Time Warner for the year ended December 31, 2002 included in AOL Time Warner's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange
Commission:

1) No. 333-53564           5) No. 333-53576            9) No. 333-65692
2) No. 333-53568           6) No. 333-53578           10) No. 333-84858
3) No. 333-53572           7) No. 333-53580           11) No. 333-102787
4) No. 333-53574           8) No. 333-65350           12) No. 333-103100
                                                      13) No. 333-103105

New York, New York
March 27, 2003